UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2016

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 23, 2016, the Company held its Annual Meeting of Stockholders. A total of 17,203,677 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 86.7% percent of the Company’s outstanding common stock as of the March 24, 2016  record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2016.
PROPOSAL 1 - Election of Director. As to the election of director nominee, Richard Chin, M.D., to serve as a Class III director until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified, the voting was as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
1. Richard Chin, M.D.	13,435,821	592,759	3,175,097

PROSPOAL 2 - Approval of Kindred Biosciences, Inc. 2016 Equity Incentive Plan. As to the proposal to approve the Kindred Biosciences, Inc. 2016 Equity Incentive Plan, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
10,973,907	2,719,830	334,843	3,175,097

PROPOSAL 3 - Ratification of Independent Public Accountant. As to the ratification of the appointment of KMJ Corbin & Company LLP as the Kindred Biosciences, Inc. independent registered public accounting firm for the year ending December 31, 2016, the voting was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
16,854,393	16,730	332,554	—

Based on the forgoing votes, Richard Chin was elected as a Class III director, and Proposal 2 and Proposal 3 were approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: May 27, 2016	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer